EXHIBIT 31.1

CERTIFICATIONS

I, Lawrence D. Firestone, Chief Executive Officer of 22nd CENTURY GROUP, INC., certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of 22nd CENTURY GROUP, INC.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2025

/s/ Lawrence D. Firestone
Lawrence D. Firestone
Chief Executive Officer and Director
(Principal Executive Officer)